                                                                  Exhibit 10.134


[INLAND (R) LOGO]
INLAND REAL ESTATE ACQUISITIONS, INC.
2901 Butterfield Road
Oak Brook, IL 60523
Phone: (630) 218-4948 Fax: 4935
www.inlandgroup.com

                                         REVISED
                                         MARCH 29, 2004

Jeffrey R. Anderson Real Estate, Inc. (Seller)
Attn: Jeffrey R. Anderson, President
3805 Edwards Rd., Suite 700
Cincinnati, OH 45209

         RE:  EASTWOOD TOWNE CENTER SHOPPING CENTER
              LANSING, MICHIGAN

Dear Jeff:

     This letter represents this corporation's offer to purchase the Eastwood Towne Center Shopping Center with 334,454 net rentable square feet, situated on approximately 35 acres of land, located at 3003 Preyde Blvd., Lansing, MI 48912. (see Exhibit A attached)

     The above property shall include all the land (EXCEPT THE TWO 3/4 ACRE PARCELS GROUND LEASED FOR EMPLOYEE PARKING ADJACENT TO THE THEATRE) and buildings and common facilities, as well as all personalty EXCEPT FOR THOSE ITEMS NOTED IN PROVISIONS #23 AND #24 within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the property.

     This corporation or its nominee will consummate this transaction on the following basis:

     1. The total purchase price shall be $85,000,000.00 all cash, plus or minus prorations, WITH NO MORTGAGE CONTINGENCIES, to be paid at CLOSING 30 DAYS following the acceptance of this agreement (see Paragraph 11).

          Purchaser shall allocate the land, building and depreciable improvements prior to closing.

     2. THERE ARE NO REAL ESTATE BROKERAGE COMMISSIONS INVOLVED IN THIS TRANSACTION.

     3. At closing, the SELLER SHALL place in Purchaser's ESCROW an amount of $2,000,000 which will act as a MASTER FUND AGREEMENT for any DELINQUENT TENANT for 24 MONTHS. Purchaser will be able to use this fund and will be able to automatically draw down, on a monthly basis, for any tenant as stated on "Exhibit B" (excluding Dick's temporary lower rent) that stops paying rent, CAM, tax or insurance, for whatever reason whatsoever, on a monthly basis. As an example, IF TREEHOUSE STOPPED PAYING their rent of $9,432 per month, than the PURCHASER CAN AUTOMATICALLY DRAW DOWN from the $2,000,000 fund that $9,432 for each and every month not paid by tenant. At any time, Purchaser draws down on the fund, then immediately following, the Seller shall receive notification of such event. IF AT ANYTIME, TREEHOUSE STARTS PAYING FULL RENT again, then Purchaser will cease drawing down from the fund for that tenant. If at any time, Treehouse REIMBURSES Purchaser for the amount that was previously unpaid, then PURCHASER likewise, WILL IMMEDIATELY REFUND to the Master Fund that amount which Treehouse paid to Purchaser for the delinquency.

          The SELLER shall be ENTITLED TO ALL FUNDS NOT USED from the Master Fund at the end of the 24 month period, INCLUDING any INTEREST earned, and that balance shall be immediately paid from the escrow. AT THE TIME OF THE LIQUIDATION OF THE MASTER FUND, PURCHASER SHALL PROVIDE TO SELLER AN ACCOUNTING OF ALL FUNDS USED AND SELLER SHALL HAVE THE OPTION TO AUDIT SUCH RECORD.

          The PURCHASER WILL NOT be able to DRAW DOWN monies from the fund for a delinquent tenant IF the DELINQUENCY was CAUSED BY PURCHASER being in default on the terms of that tenant's lease. (*SEE RIDER FOR ADDITIONAL REASONS PURCHASER CANNOT USE THE MASTER FUND.)

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          ADDITIONALLY, during this 24 month period, the SELLER SHALL HAVE THE
          OPPORTUNITY TO RELEASE any tenant's SPACE that is VACATED, has stopped paying rent and their lease has been terminated. As soon as the Seller leases said space to a tenant (acceptable to Purchaser including all terms and conditions) and that tenant opens for business and commences paying full rent current to Purchaser then Purchaser shall immediately stop drawing down from the Master Fund any more rent for that new tenant's space. Likewise, if Purchaser releases that same space then as soon as the new tenant commences paying rent Purchaser shall stop drawing down from the fund rent for that space.

     4. The SELLER shall be RESPONSIBLE, at Seller's sole cost and expense, to put ECCO SHOES and LA WEIGHT LOSS and a replacement shop for NEW YORK PIZZA (CURRENTLY CONTEMPLATED TO BE EARPORT JEWELRY) into their respective square footages, BY CLOSING or shortly thereafter, at rents and terms as shown on Exhibit B. In addition Seller will credit Purchaser with the rent, CAM, tax and insurance for those tenants until they commence full rental payments. Separately, PURCHASER ACKNOWLEDGED THAT STRASBURG WILL BE VACATING THE PREMISES UPON THE TERMS OF THEIR LEASE AND PAYMENT OF A "KICK-OUT" FEE.

     5. It is understood that DICK'S Sporting Goods presently is only PAYING PERCENTAGE RENT and not the stated rent in their lease of $450,000. They are not required to go to full base rent until the Wal-Mart and Sam's Club open on the adjoining property, which is expected to be July or August of 2004. THEREFORE, AT CLOSING there will be a holdback and an earnout for the Dick's portion of the above purchase price. In other words, at closing, there will be AN INITIAL PAYMENT for Dick's, BASED ON the last 12 months of PERCENTAGE RENT payment divided by 8.211%. As an example, if the Dick's Sporting Goods Store paid $200,000 in percentage rent, then at closing the Seller would receive ($200,000 DIVIDED BY 8.211% =) $2,435,757 and THE BALANCE not paid of base rent of $250,000 DIVIDED BY 8.211% which equals $3,044,693 shall be held back and immediately paid to the Seller as an EARNOUT WHEN DICK'S COMMENCES PAYING their full $450,000 in base rent and all of their CAM, tax and insurance responsibilities. The responsibility of the Purchaser for this earnout shall only be for a period of 12 months following the closing.

     6. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the above referenced property is leased to the tenants described on Exhibit B on triple or double net leases, WITH THE EXCEPTION OF DICK'S SPORTING GOODS, covering the building and all of the land, parking areas, reciprocal easements and REA/OEA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions.

     7. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the property is free of violations, and the interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal, State, City and County ordinances, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend, OTHER THAN THOSE SPECIFICALLY STATED IN THE LEASES, nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated assessments, OTHER THAN WHAT THE CURRENT TAX BILL STATES.

     8. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that during the term of the leases the tenants and guarantors are responsible for and pay all operating expenses relating to the property on a prorata basis, including but not limited to, real estate taxes, REA/OEA agreements, utilities, insurance, all common area maintenance, parking lot and the building, etc., WITH DICK'S SPORTING GOODS PAYING A "GROSS" AMOUNT AND THE OTHER TENANTS OF THE SHOPPING CENTER BEING RESPONSIBLE FOR DICK'S PRO-RATA SHARE OF ITS' OPERATING EXPENSE.

          Prior to closing, Seller shall not enter into or extend any agreements without Purchaser's approval and any contract presently in existence not accepted by Purchaser shall be terminated by Seller. Any work presently in progress on the property shall be completed by Seller prior to closing.

                                            2

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     9.   Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser FOR BORDER'S (SCHULER'S) BOOKS, DSW, DICK'S SPORTING GOODS AND 90% OF THE OTHER TENANTS OF THE SHOPPING CENTER from all tenants, guarantors, and parties to reciprocal and/or operating easement agreements, if applicable. PURCHASER SHALL PROVIDE THE ESTOPPEL FORM TO BE USED.

     10. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

     11. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage acceptable to Purchaser for the closing.

     12. It is understood that Seller has in its possession Level 1 Environmental Reports (Level 2 if required) which Seller will supply to Purchaser 10 days prior to closing. Seller shall have said reports, which must be acceptable to Purchaser, updated and re-certified to Purchaser at closing, all at PURCHASER'S cost.

     13. The above sale of the real estate shall be consummated by conveyance of a LIMITED warranty deed, (OR OTHER TYPE DEED ACCEPTABLE TO BOTH PURCHASER AND SELLER), from Seller to Purchaser's designee, with the Seller paying any city, state, or county transfer taxes for the closing, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow.

     14. The CLOSING shall occur through CHICAGO TITLE & Trust Company, IN CHICAGO, Illinois with Nancy Castro as Escrowee, 30 DAYS following acceptance of this agreement, at which time title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances, and an ALTA form B owner's title policy with complete extended coverage and required endorsements, waiving off all construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by SELLER, shall be issued, with all warranties and representations being true now and at closing and surviving the closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes based (at Purchaser's option) on the greater of 110% of the most recent bill or latest assessment, or the estimated assessments for 2003 and 2004 using the Assessor's formula for these sales transactions, with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents.

     15. It is understood that the Seller has in its possession an appraisal of the property prepared by an MAI or other qualified appraiser, acceptable to Purchaser or Purchaser's lender, if any, and shall deliver copies of such appraisal to Purchaser within 10 days of the acceptance of this offer FOR PURCHASER'S USE.

     16. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at closing, nor is there any threatened or pending litigation.

     17. Seller warrants and represents that he has paid all unemployment taxes to date for this property.

     18. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

     19. This offer is subject to the property being 100% occupied at the time of closing, (EXCEPT FOR OCTANE CAFE, STRASSBURG AND WETZEL'S) PER THE ATTACHED EXHIBIT B (EXCEPT FOR EARPORT JEWELRY, LA WEIGHT AND ECCO SHOES, WHICH SELLER HAS THE OBLIGATION TO GET OPEN FOR BUSINESS) with all

                                            3

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          tenants occupying their space, open for business, and paying full rent, including CAM, tax and insurance current, as shown on Exhibit B attached.

     20. Fifteen (15) days prior to closing, Seller must provide the title as stated above and a current Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities and acceptable to Purchaser and the title company.

     21. Seller agrees that AT closing it shall PROVIDE A CREDIT TO PURCHASER OF THE TENANT IMPROVEMENT DOLLARS FOR THE SPACE LABELED G-10 (2,274
          SF) IN THE AMOUNT OF $90,960.

     22. Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, and for CAM, copies of the bills. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including at least a one-year audit of the books and records of the property.

     23. LAWSUIT ACKNOWLEDGEMENT. PURCHASER ACKNOWLEDGES THAT SELLER IS IN A LAWSUIT WITH THE PREVIOUS LANDOWNER (MIKE EYDE (SP), LAND ONE, ESATWOOD, LLC, ET.AL.) CONCERNING CONSTRUCTION AND PAD/SHOPPING CENTER DELIVERY ISSUES. SELLER SHALL RETAIN ALL RIGHTS TO SUCH LAWSUIT. ADDITIONALLY, SELLER IS SEEKING DAMAGES AND BACK RENTS FROM PRESIDENT'S TUXEDO AND WETZEL PRETZELS AND NY PIZZA AND SELLER RETAINS THE RIGHTS TO SUCH LAWSUITS/COLLECTION ACTIONS.

     24. PURCHASER ACKNOWLEDGES THAT SELLER PERFORMED CONSTRUCTION SERVICES FOR CAPITAL FIR (WEATHER B. NOT) FOR SPACE C-2. SELLER RETAINS THE RIGHT TO COLLECT SUCH AMOUNT AND ON SUCH DATE AS PER THE LETTER ATTACHED AS EXHIBIT C AND PURCHASER HAS NO INTEREST TO SUCH CONSTRUCTION REIMBURSEMENT.

     This offer is, of course, predicated upon the Purchaser's review and written approval of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA/OEA agreements, tenants' and guarantors' financial statements, sales figures, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and (at Purchaser's expense) at least one year of audited operating statements on said property is required that qualify, comply with and can be used in a public offering.

     If this offer is acceptable, please sign the original of this letter and initial each page, keeping copies for your files and returning the original to me by MARCH 30, 2004.


                                       Sincerely,

ACCEPTED:                              INLAND REAL ESTATE ACQUISITIONS, INC.
                                       or nominee
By:     /s/ Jeffrey R. Anderson
      -------------------------
Date:                                  /s/ G. Joseph Cosenza        3/30/04
      -------------------------        ------------------------------------
                                       G. Joseph Cosenza
                                       Vice Chairman

                    RIDER FOR PROVISION 3 OF LETTER AGREEMENT

b.) PURCHASER CANNOT RENEGOTIATE LEASE TERMS WITH THE TENANTS OR PROVIDE RENT RELIEF THAT WOULD AFFECT THE MASTER FUND, AND IF THEY DO SO, THEN PURCHASER SHALL NOT BE ENTITLED TO DRAW DOWN MONIES FROM THE MASTER FUND.

c.)

                                            5

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                                                                       EXHIBIT A
[GRAPHIC]

                                                                       EAST WOOD
                                                                    TOWNE CENTER

                                          Defining Lifestyle Shopping in Lansing

HOME EVENTS TENANTS DIRECTIONS CONTACT US GIFT CERTIFICATES ANDERSON REAL ESTATE

                                    [GRAPHIC]

                                     EAST WOOD
                                  TOWNE CENTER

NCG CINEMAS
1. J. CREW
2. ANN TAYLOR LOFT
3. VICTORIA'S SECRET
4. CASUAL CORNER
5. PETITE SOPHISTICATES
6. BATH & BODY
7. FOREVER 21
8. EXPRESS
9. AEROPOSTALE
10. AMERICAN EAGLE
11. LANE BRYANT
12. GIFT CERTIFICATES EASTWOOD TOWNE CENTER
12. MANAGEMENT OFFICE EASTWOOD TOWNE CENTER
13. PIER ONE IMPORTS
14. HALLMARK
15. ONEIDA HOME
16. MCALISTER'S DELI
17. DICK'S SPORTING GOODS
18. PANCHERO'S
20. TREEHOUSE
21. COMERICA BANK
22. MAX & ERMA'S
23. P.F. CHANG'S
24. SMOKEY BONES SPORTS BAR
25. DSW SHOE WAREHOUSE
26. BEAUTY FIRST
27. SCHULER BOOKS CHAPBOOK CAFE
28. CLADDAGH PUB
29. WEATHER B. NOT/CAPITOL FUR
30. HAMPTON JEWELERS
31. LIMITED TOO
32. THE CHILDREN'S PLACE
33. JOS. A. BANK
34. THE GAP
34. THE GAP KIDS
35. MIMI MATERNITY
36. GUESS?
37. CHRISTOPHER & BANKS
38. TALBOTS
39. BANANA REPUBLIC
40. POTTERY BARN
41. COLDWATER CREEK
42. OLD THYME HERBS
43. YANKEE CANDLE
44. WILLIAMS SONOMA
45. STARBUCKS

                                                                        3/2/2004
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                                                                       3/29/2004

                             EXHIBIT - B (Revised)
                   Eastwood Towne Center - Lansing, Michigan

                                                                           LEASE              LEASE                    KICKOUT
                                    ANNUAL                               COMMENCEMENT      EXPIRATION     SALES         DOLLAR
      TENANTS            S.F.      BASE RENT      MONTHLY      RENT         DATE              DATE         PSF         / YEAR
----------------------------------------------------------------------------------------------------------------------------------
Dick's Sporting         45,000      450,000.00    37,500.00   $ 10.00    September-02       January-18   $ 150.08
Goods -% Rent til
Wal-Mart
DSW Shoe Warehouse      25,000      300,000.00    25,000.00   $ 12.00    September-02       January-13   $ 190.18
Schuler Books           24,418      439,524.00    36,627.00   $ 18.00    September-02       January-18
(Borders)
Pottery Barn            10,500      231,000.00    19,250.00   $ 22.00    September-02      September-14  $ 289.51   OVER THRESHOLD
Pier 1 Import            9,992      199,840.00    16,653.33   $ 20.00    September-02      September-12
Express (The             8,000      192,000.00    16,000.00   $ 24.00    September-02       January-13              $300.00/2007
Limited)
GAP                      7,528      120,416.00    10,034.67   $ 16.00    September-02      September-12  $ 389.83   $425.19/2007
PF Changs (Outlot)       7,438       60,000.00     5,000.00   $  8.07     November-02      November-12   $ 583.08
(G/L)
Banana Republic          7,000      105,000.00     8,750.00   $ 15.00    September-02      September-10  $ 330.69
Smokey Bones             7,000      110,000.00     9,166.67   $ 15.71     November-03       October-13
(Darden) (Outlot)
Max & Ermas's            6,800      202,000.00    16,833.33   $ 29.71    September-02      September-19  $ 492.23
(Outlot)
Victoria's Secret        6,500      156,000.00    13,000.00   $ 24.00    September-02       January-13
Casual Corner            6,019      150,475.00    12,539.58   $ 25.00    September-02      September-12  $ 196.40
Coldwater Creek          6,000      150,000.00    12,500.00   $ 25.00     November-02      November-12   $ 395.23   $300.00 / 2007
J. Crew                  6,000      144,000.00    12,000.00   $ 24.00    September-02       January-13   $ 246.15   $350.00 / 4 yrs.
Williams Sonoma          5,500      121,000.00    10,083.33   $ 22.00    September-02      September-14  $ 388.93   OVER THRESHOLD
American Eagle           5,400      129,600.00    10,800.00   $ 24.00    September-02       January-13   $ 239.30   $277.77 / 2007
Lane Bryant              5,390      140,140.00    11,678.33   $ 26.00     February-03      February-13   $ 189.79   $222.63 / 2008
Ann Taylor Loft          5,280      132,000.00    11,000.00   $ 25.00    September-02       January-13   $ 375.72   $606.00 / 2006
Talbots                  4,800      112,800.00     9,400.00   $ 23.50     February-03       January-14   $ 257.64
Jos. A. Banks            4,500      121,500.00    10,125.00   $ 27.00    September-02       January-13   $ 177.30
Hallmark / Corporate     4,500       94,500.00     7,875.00   $ 21.00    September-02      February-08   $ 150.57   $211.11 / 2005
Limited Too              3,980       91,540.00     7,628.33   $ 23.00    September-02      September-13  $ 146.95   $300.00 / 2007
Bath & Body              3,360       80,640.00     6,720.00   $ 24.00    September-02       January-13              $325.00 / 2007
CoAmerica (Outlot)       3,310      125,000.00    10,416.67   $ 37.76     October-03        October-18
Subway                   1,729       56,192.50     4,682.71   $ 32.50     January-03        January-13   $ 126.57
Starbuck's               1,440       50,400.00     4,200.00   $ 35.00     November-02      February-13
See Candies              1,200       42,000.00     3,500.00   $ 35.00    September-02      September-09  $ 185.87   $333.33/
(Berkshire Hathaway)                                                                                                1-3 yrs.
Clair'es                 1,200       38,400.00     3,200.00   $ 32.00    September-02      September-07  $ 210.71
Electronis Boutique      1,148       45,920.00     3,826.67   $ 40.00    September-02       January-08
Sprint                   1,089       43,560.00     3,630.00   $ 40.00    September-02      September-07
Gap (Storage)              300        4,500.00       375.00   $ 15.00    September-02      September-10
Mitchell's Fish          7,264      183,416.00    15,284.67   $ 25.25     November-02      November-12   $ 609.86
Market
Claddagh Pub             7,212      137,701.00    11,475.08   $ 19.09    September-02      September-12
Brio/Bravo               7,134      190,000.00    15,833.33   $ 26.63    September-02      September-17  $ 620.97
Forever 21               6,838      143,598.00    11,966.50   $ 21.00    September-02      September-12  $ 298.92
Guess                    5,000      125,000.00    10,416.67   $ 25.00    September-02       January-13   $ 139.89   $250.00 / 2007
Treehouse                4,716      113,184.00     9,432.00   $ 24.00     October-02        October-12   $ 145.71
Children's Place         4,526      117,676.00     9,806.33   $ 26.00    September-02       January-13   $ 172.27   $281.71 / 2007
Onieda                   4,000       90,000.00     7,500.00   $ 22.50    September-02      September-12  $  57.98   $190.00 / 2008
Aeropostal               3,970       86,400.00     7,200.00   $ 21.76    September-02       January-13   $ 249.02   $300.00 / 2007
Beuty First              3,388       84,700.00     7,058.33   $ 25.00     October-03        October-10
McAllister's Deli        3,311       79,464.00     6,622.00   $ 24.00     February-03      February-13   $ 346.77
Christpher & Banks       3,000      105,000.00     8,750.00   $ 35.00      March-03          March-13    $ 303.27   $250.00 / 2007
Mother's Work            2,685       93,975.00     7,831.25   $ 35.00       June-03          June-13
Johnny Rockets           2,592       85,536.00     7,128.00   $ 33.00
Yankee Candle            2,500       75,000.00     6,250.00   $ 30.00    September-02       January-13   $ 325.01   $280.00 / 2007
Panchero's               2,409       52,998.00     4,416.50   $ 22.00    September-03      September-07
VACANT VACANT            2,274       79,590.00     6,632.50   $ 35.00
April Cornell            2,250       76,500.00     6,375.00   $ 34.00       May-03           April-13
Hampton Jewelers         2,163       43,260.00     3,605.00   $ 20.00     October-03        October-13
State Employee           2,120       74,200.00     6,183.33   $ 35.00    September-02      September-07
White House Black        1,850       61,050.00     5,087.50   $ 33.00    September-02      September-12  $ 384.08   $250.00 /
Market                                                                                                               1-5 yrs.
VACANT / ECHO SHOES      1,599       51,168.00     4,264.00   $ 32.00
(GUARANTEE)
Ritz Camera              1,500       37,500.00     3,125.00   $ 25.00    September-02      September-12
Venetian Nails           1,376       48,160.00     4,013.33   $ 35.00      April-03          April-13
Police Sub-Station       1,220          0.00         0.00     $  0.00    September-02      September-12
Capitol Fur              1,157       30,082.00     2,506.83   $ 26.00     November-03       October-13
Maggie Moo's             1,105       44,200.00     3,683.33   $ 40.00     October-02        October-10   $ 236.42
LA WEIGHT LOSS           1,100       22,000.00     1,833.33   $ 20.00                        5 Years
(GUARANTEE)
Fabiano's Candies        1,090       27,250.00     2,270.83   $ 25.00    September-02      September-07  $ 172.95
Strasburg                1,090       32,700.00     2,725.00   $ 30.00    September-02      September-12  $ 123.60   $250.00 /
(Vacating)  VACANT                                                                                                    03/2004
Pizza / Earport          1,046       36,610.00     3,050.83   $ 35.00       May-03            May-13
Jewelry (GUARANTEE)
Old Thyme Herbs          1,000       38,000.00     3,166.67   $ 38.00    September-02      September-12
Mall Office              1,000       20,000.00     1,666.87   $ 20.00    September-02      September-12
Star Image                 825       28,875.00     2,406.25   $ 35.00       July-03          July-08
Photography
WETZEL'S PRETZELA          825       24,750.00     2,062.50   $ 30.00    SEPTEMBER-03       AUGUST-13
(DARK)  VACANT
TOTALS                 334,454    6,979,490.50